Exhibit 1.1

Frontier Group Holdings, Inc.

[●] Shares

Common Stock

($0.001 par value per share)

Form of Underwriting Agreement

New York, New York

                    , 2017

Citigroup Global Markets Inc.

Deutsche Bank Securities Inc.

Evercore Group L.L.C.

J.P. Morgan Securities LLC

As Representatives of the several Underwriters,

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

c/o Deutsche Bank Securities Inc.

60 Wall Street

New York, New York 10005

c/o Evercore Group L.L.C.

55 East 52nd Street

New York, New York 10055

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Ladies and Gentlemen:

Frontier Group Holdings, Inc., a corporation incorporated under the laws of Delaware (the “Company”), proposes to sell to the several underwriters named in Schedule I hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, [●] shares of common stock, $0.001 par value per share (“Common Stock”), of the Company, and the persons named in Schedule II hereto (the “Selling Stockholders”) propose to sell to the several Underwriters [●] shares of Common Stock (said shares to be issued and sold by the Company and shares to be sold by the Selling Stockholders collectively being hereinafter called the “Underwritten Securities”). The Selling Stockholders also propose to grant to the Underwriters an option to purchase up to [●] additional shares of Common Stock (the “Option Securities”; the Option Securities, together with the Underwritten Securities, being hereinafter called the “Securities”). To the extent there are no additional Underwriters listed on Schedule I other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires. In addition, to the extent that there is not more than one Selling Stockholder named in Schedule II, the term Selling Stockholder shall mean either the singular or plural. The use of the neuter in this Agreement shall include the feminine and masculine wherever appropriate. Certain terms used herein are defined in Section 21 hereof.

1.    Representations and Warranties.

(i)    The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1.

(a)    The Company has prepared and filed with the Commission a registration statement (file number 333-217078) on Form S-1, including a related preliminary prospectus, for registration under the Act of the offering and sale of the Securities. Such Registration Statement, including any amendments thereto filed prior to the Applicable Time, has become effective. The Company may have filed one or more amendments thereto, including a related preliminary prospectus, each of which has previously been furnished to you. The Company will file with the Commission a final prospectus in accordance with Rule 424(b). As filed, such final prospectus shall contain all information required by the Act and the rules thereunder and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Applicable Time or, to the extent not completed at the Applicable Time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as the Company has advised you, prior to the Applicable Time, will be included or made therein.

(b)    On the Effective Date, the Registration Statement did, and when the Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date (as defined herein) and on any date on which Option Securities are purchased, if such date is not the Closing Date (a “settlement date”), the Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act and the rules thereunder; on the Effective Date, at the Applicable Time and on the effective date of any post-effective amendment to the Registration Statement, the Registration Statement and any such post-effective amendment complied and will comply in all material respects with the applicable requirements of the Act and the rules thereunder, and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, the Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement, or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8 hereof.

(c)     (i) The Disclosure Package and the price to the public, the number of Underwritten Securities, the number of Option Securities, and the underwriting discounts and commissions to be included on the cover page of the Prospectus (the “Pricing Information”), when taken together as a whole, and (ii) each bona fide electronic road show, as defined in Rule 433(h)(5) under the Act (an “electronic road show”), when taken together as a whole with the Disclosure Package and the Pricing Information, in each case, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(d)    (i) At the time of filing the Registration Statement and (ii) as of the Applicable Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.

(e)    Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated by reference therein that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(f)    Each of the Company and its subsidiaries (i) has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Prospectus, and (ii) is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification, except in the case of clause (ii) where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have: (1) a material adverse effect on the condition (financial or otherwise), prospects, earnings, business, management or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business or (2) a material adverse effect on (or otherwise to prevent) the performance of this Agreement or the consummation of the transactions contemplated hereby (the occurrence of any such effect or any such prevention described in the foregoing clauses (1) and (2) being referred to as a “Material Adverse Effect”).

(g)    All the outstanding shares of capital stock of the Company, including all shares to be sold by the Selling Stockholders, and each of the Company’s subsidiaries have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Disclosure Package and the Prospectus, all outstanding shares of capital stock of the subsidiaries are owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances.

(h)    The Company has an authorized capitalization as set forth under the heading “Capitalization” and the other information set forth under the heading “Capitalization” in the Registration Statement and the Prospectus (and any similar section or information contained in the Disclosure Package) is true and correct in all material respects. All of the Securities conform to the description thereof contained in the Registration Statement, the Disclosure Package and the Prospectus. The form of certificates for the Securities conforms to the corporate law of the jurisdiction of the Company’s incorporation and to any requirements of the Company’s organizational documents. Subsequent to the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus, except as otherwise stated therein, the Company has not: (i) issued any securities (other than grants or exercises of equity-based awards pursuant to the Company’s equity incentive and employee benefit plans described in the Registration Statement, the Disclosure Package and the Prospectus); (ii) incurred any material liability or obligation, direct or contingent, for borrowed money; or (iii) declared or paid any dividend or made any other distribution on or in respect to its capital stock.

(i)    There is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required (and any Preliminary Prospectus contains in all material respects the same description of the foregoing matters contained in the Prospectus); and the statements in any Preliminary Prospectus and the Prospectus under the headings “Material U.S. Federal Income Tax Consequences to Non-U.S. Holders,” “Business—Government Regulation,” “Description of Capital Stock,” and “Certain Relationships and Related Party Transactions,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.

(j)    This Agreement has been duly authorized, executed and delivered by the Company.

(k)    The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package and the Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.

(l)    The Securities have been approved for listing on the NASDAQ Global Select Market, subject to notice of issuance.

(m)    No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except such as have been obtained under the Act and such as may be required under the securities or blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Disclosure Package and the Prospectus.

(n)    Neither the issuance and sale of the Securities nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (i) the charter or bylaws (or comparable organizational and governing documents) of the Company or any of its subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which its or their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties, except, in the case of clauses (ii) and (iii), a conflict, breach, violation or imposition that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(o)    No holders of securities of the Company have rights to the registration of such securities under the Registration Statement, except as shall have been satisfied in full in connection with the transactions contemplated by the Registration Statement.

(p)    The consolidated historical financial statements and schedules of the Company and its consolidated subsidiaries included in any Preliminary Prospectus, the Prospectus and the Registration Statement present fairly in all material respects the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form in all material respects with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The summary and selected consolidated financial and statistical data included in the Registration Statement, the Disclosure Package and the Prospectus fairly present in all material respects, on the basis stated in the Registration Statement, the Disclosure Package and the Prospectus, the information included therein and such data have been compiled on a basis consistent with the financial statements presented therein and the books and records of the Company. All disclosures contained in the Registration Statement, the Disclosure Package and the Prospectus regarding “non-GAAP financial measures” comply in all material respects with Regulation G of the Exchange Act, and Item 10 of Regulation S-K under the Act, to the extent applicable. The Company and its subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations or any “variable interest entities” within the meaning of Financial Accounting Standards Board Interpretation No. 46), not disclosed in the Registration Statement, the Disclosure Package or the Prospectus. There are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, the Disclosure Package or the Prospectus that are not included as required.

(q)    Since the date of the most recent financial statements included in the Registration Statement, the Disclosure Package and the Prospectus: (i) there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the earnings, business, prospects, management, properties, assets, operations or condition (financial or otherwise) of the Company and its subsidiaries taken as a whole, whether or not occurring in the ordinary course of business, (ii) there has not been any material transaction entered into by the Company or its subsidiaries, other than transactions in the ordinary course of business and changes and transactions described in the Registration Statement, the Disclosure Package and the Prospectus, as each may be amended or supplemented, (iii) there has been no prohibition or suspension of the operation of either the Company’s or any of its subsidiaries’ aircraft, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and (iv) neither the Company nor any of its subsidiaries has sustained any loss or interference with its business that is reasonably expected to have a Material Adverse Effect and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority.

(r)    No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property is pending or, to the knowledge of the Company, threatened that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus. There are no current or pending legal, governmental, administrative or regulatory investigations, actions, suits, claims or proceedings that are required under the Act to be described in the Disclosure Package or the Prospectus that are not so described in the Disclosure Package or the Prospectus. There are no statutes, regulations or contracts or other documents that are required under the Act to be filed as exhibits to the Registration Statement or described in the Registration Statement, the Disclosure Package or the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement, the Disclosure Package or the Prospectus.

(s)    The Company and each of its subsidiaries owns, leases or licenses or has the right to use all such properties and assets as are necessary to the conduct of its operations as presently conducted, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those reflected in such financial statements or described in the Disclosure Package and the Prospectus or which (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or (ii) individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. The Company and its subsidiaries occupy or possess their leased properties under valid and binding leases and, if required to be described in the Prospectus, conform in all material respects to the description thereof set forth in the Disclosure Package and the Prospectus.

(t)    Neither the Company nor any subsidiary is in violation or default of (i) any provision of its charter or bylaws (or comparable organizational and governing documents), (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, as applicable, which violation or default, in the case of clauses (ii) and (iii), would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(u)    Ernst & Young LLP, who has certified certain financial statements of the Company and delivered its report with respect to the audited consolidated financial statements and schedules included in the Disclosure Package and the Prospectus, is an independent registered public accounting firm with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder.

(v)    The Company has filed all tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto)) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith and for which the Company has recorded reserves with respect thereto in conformity with GAAP in all material respects or, as would not, individually or in the aggregate, have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(w)    No labor dispute with the employees of the Company or any of its subsidiaries exists or is threatened, and the Company is not aware of any existing or threatened labor disturbance by the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(x)    The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged, including war risk insurance on its aircraft under the Federal Aviation Administration’s (the “FAA”) insurance program authorized under 49 U.S.C. § 44301 et seq.; all policies of insurance and fidelity or surety bonds insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no material claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability; neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(y)    No subsidiary of the Company is currently prohibited by contract, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated by the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(z)    The Company and its subsidiaries (i) possess all licenses, certificates, permits and other authorizations issued by all applicable authorities, including the Department of Transportation, the FAA and the Federal Communications Commission (collectively, the “Governmental Licenses”), necessary to conduct their respective businesses and the Governmental Licenses are valid and in full force and effect, (ii) are in compliance with the terms and conditions of all Governmental Licenses and (iii) have not received any notice of proceedings relating to the revocation or modification of any such Governmental License which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(aa)    The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and its subsidiaries’ internal controls over financial reporting are effective at the reasonable assurance level and the Company and its subsidiaries are not aware of any material weakness in their internal controls over financial reporting. Except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto), since the end of the Company’s most recent audited fiscal year there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(bb)    The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act); such system of disclosure controls and procedures complies with the requirements of the Exchange Act and has been designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure.

(cc)    The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(dd)    The Company and its subsidiaries are (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received notice of any actual or potential liability under any environmental law, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto). Except as set forth in the Disclosure Package and the Prospectus, neither the Company nor any of the subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

(ee)    None of the following events has occurred or exists: (i) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the regulations and published interpretations thereunder with respect to a Plan, determined without regard to any waiver of such obligations or extension of any amortization period; (ii) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal or state governmental agency or any foreign regulatory agency with respect to the employment or compensation of employees by any of the Company or any of its subsidiaries that would reasonably be expected to have a Material Adverse Effect; (iii) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or compensation of employees by the Company or any of its subsidiaries that would reasonably be expected to have a Material Adverse Effect.

(ff)    There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”) that are effective and applicable to the Company as of the date hereof, including Section 402 relating to loans. The Company presently expects to be in compliance with all additional provisions of the Sarbanes-Oxley Act that will become applicable to it, including those provisions relating to internal controls over financial reporting, when such provisions become applicable to the Company or any of its directors or officers.

(gg)    (i) None of the Company or its subsidiaries or affiliates, or any director, officer, or employee thereof, or, to the Company’s knowledge, any agent or representative of the Company or of any of its subsidiaries or affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any government official (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) (“Government Official”) in order to influence official action, or to any person in violation of any applicable anti-corruption laws; (ii) the Company and its subsidiaries and affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein; and (iii) neither the Company nor its subsidiaries will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws.

(hh)    The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(ii)     (i) None of the Company, any of its subsidiaries, or any director, officer, or employee thereof, or, to the Company’s knowledge, any agent, affiliate or representative of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by one or more Persons that are:

(1)    the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), or

(2)    located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea, Sudan and Syria).

(ii)    The Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(1)    to fund or facilitate any activities or business of, or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(2)    in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii)    For the past 5 years, the Company and its subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions, except with respect to the Company’s service to Cuba, as disclosed in the Registration Statement, the Disclosure Package and the Prospectus.

The Company has complied with the terms of OFAC’s general license for persons subject to U.S. jurisdiction to provide carrier services by aircraft to, from or within Cuba, and the U.S. Department of Transportation’s final order allocating frequencies to U.S. air carriers for scheduled passenger services between the United States and Havana, Cuba.

(jj)    The Company and its subsidiaries own, possess, license or have other rights to use, on commercially reasonable terms, all patents, inventions, trademarks, trade names, service marks, logos, trade dress, designs, data, database rights, Internet domain names, rights of privacy, rights of publicity, copyrights, works of authorship, license rights, trade secrets, know-how and proprietary information (including unpatented and unpatentable proprietary or confidential information, inventions, systems or procedures) and other intellectual property rights, as well as goodwill associated with, and registrations and applications for registration of, any of the foregoing (collectively,

“Intellectual Property”) necessary for the conduct of the Company’s business as now conducted and as proposed in the Prospectus to be conducted, except where the failure to own or possess or otherwise be able to acquire such Intellectual Property would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. To the Company’s knowledge, neither the Company nor any of its subsidiaries, whether through their respective products and services or the conduct of their respective businesses, has infringed, misappropriated, conflicted with or otherwise violated, or is currently infringing, misappropriating, conflicting with or otherwise violating any Intellectual Property of any other person or entity, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. None of the Company or its subsidiaries have received any communication or notice of infringement of, misappropriation of, conflict with or violation of, any Intellectual Property of any other person or entity, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company knows of no infringement, misappropriation or violation by others of Intellectual Property owned by or licensed to the Company or its subsidiaries, except for such infringement, misappropriation or violation that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. All Intellectual Property owned or licensed by the Company is, to the knowledge of the Company, (i) valid and enforceable, (ii) solely owned, licensed or co-licensed by the Company, and (iii) owned free and clear of all liens, encumbrances, defects and other restrictions, except where the failure in any such case listed in clauses (i) through (iii) above would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(kk)    The Company and its subsidiaries have complied and are presently in compliance, in all material respects, with their respective privacy policies and other legal obligations regarding the collection, use, transfer, storage, protection, disposal and disclosure by the Company and its subsidiaries of personal and customer information gathered or accessed in the course of their respective operations, and with respect to all such information, the Company and its subsidiaries have taken the steps reasonably necessary to protect such information against loss and against unauthorized access, use, modification, disclosure or other misuse, and, to the knowledge of the Company, there has been no unauthorized access to or other misuse of such information that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ll)    The Company and its subsidiaries own or have a valid right to access and use all material computer systems, networks, hardware, software, databases, websites, and equipment used to process, store, maintain and operate data, information, and functions used by the Company and its subsidiaries (the “Company IT Systems”). The Company IT Systems are adequate for, and operate and perform in all material respects as required in connection with, the operation of the business of the Company and the subsidiaries as currently conducted, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and its subsidiaries have implemented commercially reasonable backup, security and disaster recovery technology consistent in all material respects with applicable regulatory standards and customary industry practices.

(mm)    The Company (i) is an “air carrier” within the meaning of 49 U.S.C. Section 40102(a); (ii) holds an air carrier operating certificate issued by the Secretary of Transportation pursuant to Chapter 447 of Title 49 of the United States Code for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo; and (iii) is a “citizen of the United States” as defined in 49 U.S.C. Section 40102.

(nn)    There are no relationships, direct or indirect, or related-party transactions involving the Company or any of its subsidiaries or any other person required to be described in the Registration Statement and the Prospectus which have not been described in such documents and the Disclosure Package as required.

(oo)    Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any of its subsidiaries or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.

(pp)    The Company has entered, or will enter, stop transfer instructions with its transfer agent and registrar against the transfer of any of its equity securities by any person or entity who is an equityholder on the date hereof and is subject to the transfer restrictions set forth in a lock-up agreement (including those agreements delivered pursuant to Section 6(k) hereof), the Company’s 2014 Equity Incentive Plan (including, without limitation, Section 10(h) thereunder, the award documents and the other agreements thereunder) or in any other agreement of the Company that provides for similar transfer restrictions; provided that, in any case, such stop transfer instructions have been entered, or will be entered, in accordance with the terms and conditions of the applicable agreement or plan pursuant to which the equityholder is subject. The Company will not lift such stop transfer instructions without the prior written consent of the Representatives on behalf of the Underwriters and will use its reasonable commercial efforts to otherwise enforce all such transfer restrictions during the period ending 180 days after the date of the Prospectus.

(qq)    None of the Company’s debt securities are rated by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 3(a)(62) under the Exchange Act).

Any certificate signed by any officer of the Company on its behalf and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company (and not the individual signor), as to matters covered thereby, to each Underwriter.

(ii)    Each Selling Stockholder, severally and not jointly, as to itself represents and warrants to, and agrees with, the Underwriters and the Company that:

(a)    Such Selling Stockholder is the record and beneficial owner of the Securities to be sold by it hereunder free and clear of all liens, encumbrances, equities and claims and has duly endorsed such Securities in blank, and has full power and authority to sell its interest in the Securities, and, assuming that each Underwriter acquires its interest in the Securities it has purchased from such Selling Stockholder without notice of any adverse claim (within the meaning of Section 8-105 of the New York Uniform Commercial Code (“UCC”)), each Underwriter that has purchased such Securities delivered on the Closing Date to The Depository Trust Company or other securities intermediary by making payment therefor as provided herein, and that has had such Securities credited to the securities account or accounts of such Underwriters maintained with The Depository Trust Company or such other securities intermediary will have acquired a security entitlement (within the meaning of Section 8-102(a)(17) of the UCC) to such Securities purchased by such Underwriter, and no action based on an adverse claim (within the meaning of Section 8-105 of the UCC) may be asserted against such Underwriter with respect to such Securities.

(b)    Such Selling Stockholder has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(c)    No consent, approval, authorization, filing or order of any court or governmental agency or body is required for the consummation by such Selling Stockholder of the transactions contemplated herein, except (i) such as may have been obtained under the Act or under the securities or blue sky laws of any jurisdiction or the approval by the Financial Industry Regulatory Authority, Inc. (“FINRA”) of the underwriting terms and arrangements in connection with the purchase and distribution of the Securities by the Underwriters and (ii) such other approvals as have been obtained. This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder and constitutes a legal, valid and binding instrument enforceable against such Selling Stockholder in accordance with its terms.

(d)    Neither the sale of the Securities being sold by such Selling Stockholder nor the consummation of any other of the transactions herein contemplated by such Selling Stockholder or the fulfillment of the terms hereof by such Selling Stockholder will conflict with, result in a breach or violation of, or constitute a default under (i) any law or the terms of any indenture or other agreement or instrument to which such Selling Stockholder or any of its subsidiaries, if any, is a party or bound, or any judgment, order or decree applicable to such Selling Stockholder or any of its subsidiaries, if any, of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over such Selling Stockholder or any of its subsidiaries, if any, or (ii) the organizational documents of such Selling Stockholder and any investment advisor agreement, investment management agreement, stockholder agreement, limited or general partner agreement, LLC member agreement or other agreement concerning the Shares to which the Selling Stockholder is a party; except in the case of clause (i) above for any such conflict, breach, violation or default, as the case may be, that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Selling Stockholder to perform its obligations under this Agreement or the consummation of any of the transactions contemplated hereby.

(e)    The sale of Securities by such Selling Stockholder pursuant hereto is not prompted by any information concerning the Company or any of its subsidiaries which is not set forth in the Disclosure Package and the Prospectus.

(f)    (i) Neither such Selling Stockholder or any of its subsidiaries, or, to the knowledge of such Selling Stockholder, any director, officer, employee, agent, representative, or affiliate thereof, is a Person that is, or is owned or controlled by one or more Persons that are:

(1)    the subject of any Sanctions, or

(2)    located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea, Sudan and Syria).

(ii)    Such Selling Stockholder will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(1)    to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(2)    in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii)    For the past 5 years, such Selling Stockholder has not knowingly engaged in and is not now knowingly engaged in any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(iv)

(1)    None of such Selling Stockholder or its subsidiaries, or, to the knowledge of such Selling Stockholder, any director, officer, employee, agent, representative, or affiliate thereof has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any Government Official in order to influence official action, or to any person in violation of any applicable anti-corruption laws; and

(2)    neither the Selling Stockholder nor any of its subsidiaries will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws.

(v)    The operations of such Selling Stockholder and its subsidiaries are and have been conducted at all times in compliance with all applicable Anti-Money Laundering Laws, and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving such Selling Stockholder or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Selling Stockholder, threatened.

(g)    Solely in respect of any statements in or omissions from the Registration Statement, the Prospectus, any Preliminary Prospectus or any Free Writing Prospectus or any amendment or supplement thereto used by the Company or any Underwriter, as the case may be, made in reliance upon and in conformity with information furnished in writing to the Company by any Selling Stockholder specifically for use in connection with the preparation thereof, such Selling Stockholder hereby makes the same representations and warranties to each Underwriter as the Company makes to such Underwriter under paragraphs (i)(b), (i)(c) and (i)(e) of this Section 1.

Any certificate signed by any officer of any Selling Stockholder and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by such Selling Stockholder, as to matters covered thereby, to each Underwriter.

2.    Purchase and Sale. (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company and the Selling Stockholders agree, severally and not jointly, to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company and the Selling Stockholders, at a purchase price of $[●] per share, the amount of the Underwritten Securities set forth opposite such Underwriter’s name in Schedule I hereto.

(b)    Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Selling Stockholders hereby grant an option to the several Underwriters to purchase, severally and not jointly, up to [●] Option Securities at the same purchase price per share as the Underwriters shall pay for the Underwritten Securities. Said option may be exercised only to cover over-allotments in the sale of the Underwritten Securities by the Underwriters. Said option may be exercised once, in whole or in part, on or before the 30th day after the date of the Prospectus upon written or telegraphic notice by the Representatives to the Company and the Selling Stockholders setting forth the number of shares of the Option Securities as to which the several Underwriters are exercising the option and the settlement date. The maximum number of Option Securities which each Selling Stockholder agrees to sell to the Underwriters pursuant to this Agreement is set forth in Schedule II hereto. In the event that the Underwriters exercise less than their full option to purchase Option Securities, the number of Option Securities to be sold by the Company and each Selling Stockholder listed on Schedule II shall be, as nearly as practicable, in the same proportion as the maximum number of Option Securities to be sold by the Company and each Selling Stockholder and the number of Option Securities to be sold. The number of Option Securities to be purchased by each Underwriter shall be the same percentage of the total number of shares of the Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional shares.

3.    Delivery and Payment. Delivery of and payment for the Underwritten Securities and the Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day immediately preceding the Closing Date) shall be made at 10:00 AM, New York City time, on [●], 2017 or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement among the Representatives, the Company and the Selling Stockholders, with respect to the Underwritten Securities, or among the Representatives and the Selling Stockholders, with respect to the Option Securities, or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the respective aggregate purchase prices of the Securities being sold by the Company and each of the Selling Stockholders to or upon the order of the Company and the Selling Stockholders by wire transfer payable in same-day funds to the accounts specified by the Company and the Selling Stockholders. Delivery of the Underwritten Securities and the Option Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

Each Selling Stockholder will pay all applicable state transfer taxes, if any, involved in the transfer to the several Underwriters of the Securities to be purchased by them from such Selling Stockholder and the respective Underwriters will pay any additional stock transfer taxes involved in further transfers.

If the option provided for in Section 2(b) hereof is exercised after the third Business Day immediately preceding the Closing Date, the Selling Stockholders named in Schedule II hereto will deliver in accordance with Schedule II hereto the Option Securities (at the expense of the Company) to the Representatives, at the place and on the date specified by the Representatives (which shall be within three Business Days after exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Selling Stockholders by wire transfer payable in same-day funds to the accounts specified by the Selling Stockholders. If settlement for the Option Securities occurs after the Closing Date, the Company and the Selling Stockholders will deliver to the Representatives on the settlement date for the Option Securities, and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

4.    Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Prospectus.

5.    Agreements.

(i)    The Company agrees with the several Underwriters that:

(a)    Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement to the Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. The Company will cause the Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives (1) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (2) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (3) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information, (4) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (5) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its reasonable best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its reasonable best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b)    If, at any time prior to the filing of the Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, the Company will (1) notify promptly the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented; (2) amend or supplement the Disclosure Package to correct such statement or omission; and (3) supply any amendment or supplement to you in such quantities as you may reasonably request.

(c)    If, at any time when a prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Act or the rules thereunder, the Company promptly will (1) notify the Representatives of any such event; (2) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance; and (3) supply any supplemented Prospectus to you in such quantities as you may reasonably request.

(d)    As soon as practicable to do so, but in any event not later than the Availability Date (as defined below), the Company will use its reasonable best efforts to make generally available to its security holders (which may be satisfied under the conditions of Rule 158 under the Act) an earning statement (which need not be audited) covering a period of at least 12 consecutive months beginning after the Effective Date of the Registration Statement that will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act. For the purpose of the preceding sentence, “Availability Date” means the day the Company is required to publicly file with the Commission its Form 10-Q or Form 10-K, as applicable, for the fourth fiscal quarter following the fiscal quarter that includes the Effective Date.

(e)    The Company will furnish to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representatives may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.

(f)    The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions in the United States and Canada as the Representatives may reasonably designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to taxation in excess of a nominal amount or to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

(g)    For a period of 180 days after the date of this Agreement, the Company will not, without the prior written consent of the Representatives, (i) offer, sell, contract to sell, pledge, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, any other shares of Common Stock or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock; or publicly announce an intention to effect any such transaction, or (ii) enter into any hedge, swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise; provided, however, that the Company may issue and sell Common Stock, or securities convertible into or exercisable or exchangeable for shares of Common Stock, pursuant to any compensatory stock option plan, stock ownership plan, dividend reinvestment plan or other equity compensation plan of the Company in effect at the Applicable Time and the Company may issue Common Stock issuable upon the conversion or exercise of securities outstanding at the Applicable Time. The restrictions in the foregoing sentence shall not apply to (i) the sale and issuance of the Securities to be sold hereunder or (ii) the filing of a registration statement on Form S-8 for the registration of shares of Common Stock issued pursuant to the Company’s equity incentive and employee benefit plans disclosed in the Prospectus.

(h)    If the Representatives, in their sole discretion, agree to release or waive the restrictions set forth in a lock-up agreement described in Section 6(k) hereof for an officer or director of the Company and provide the Company with notice of the impending release or waiver (which waiver shall be substantially in the form of Exhibit C hereto) at least three Business Days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit B hereto through a major news service at least two Business Days before the effective date of the release or waiver.

(i)    The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(j)    The Company will use the net proceeds received by it in connection with the offering in the manner described in the “Use of Proceeds” section of the Disclosure Package and, except as disclosed in the Disclosure Package, the Company does not intend to use any of the proceeds from the sale of the Underwritten Securities hereunder to repay any outstanding debt known by it to be owed to any affiliate of any Underwriter.

(k)    The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary

Prospectus, the Prospectus and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky or other securities law memorandum contemplated by paragraph 5(i)(f) and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) the registration of the Securities under the Exchange Act and the listing of the Securities on the NASDAQ Global Select Market; (vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states or such other jurisdictions contemplated in paragraph 5(i)(f) hereof (including filing fees and the reasonable and documented fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vii) any filings required to be made with FINRA (including filing fees and the reasonable and documented fees and expenses of counsel for the Underwriters relating to such filings); (viii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities; (ix) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company and the Selling Stockholders; and (x) all other costs and expenses incident to the performance by the Company and the Selling Stockholders of their obligations hereunder; provided that the amount payable by the Company with respect to fees and disbursements of counsel for the Underwriters incurred pursuant to subsections (vi) and (vii) shall not exceed $30,000 in the aggregate.

(l)    The Company agrees that, unless it has or shall have obtained the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Company that, unless it has or shall have obtained, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule III hereto. Any such free writing prospectus consented to by the Representatives or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(ii)    Each Selling Stockholder agrees with the several Underwriters that:

(a)    Such Selling Stockholder will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(b)    Such Selling Stockholder will advise you promptly, and if requested by you, will confirm such advice in writing, so long as delivery of a prospectus relating to the Securities by an underwriter or dealer may be required under the Act, of any change in information in the Registration Statement, the Prospectus, any Preliminary Prospectus or any Free Writing Prospectus or any amendment or supplement thereto relating to such Selling Stockholder.

(c)    Such Selling Stockholder represents that it has not prepared or had prepared on its behalf or used or referred to, and agrees that it will not prepare or have prepared on its behalf or use or refer to, any Free Writing Prospectus, and has not distributed and will not distribute any written materials in connection with the offer or sale of the Securities.

6.    Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Underwritten Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Stockholders contained herein as of the Applicable Time and the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Company and the Selling Stockholders made in any certificates pursuant to the provisions hereof, to the performance by the Company and the Selling Stockholders of their respective obligations hereunder and to the following additional conditions:

(a)    The Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b); any material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b)    The Company shall have requested and caused (i) Latham & Watkins LLP, counsel for the Company, to have furnished to the Representatives its opinion and negative assurance letter, each dated the Closing Date and addressed to the Representatives, substantially in the form set forth in Exhibit D and Exhibit E, respectively; and (ii) each of Snell & Wilmer L.L.P., special counsel to the Company, and Hogan Lovells US LLP, special regulatory counsel to the Company, to have furnished to the Representatives its opinion, substantially in the form set forth in Exhibit F and Exhibit G, respectively.

(c)    The Selling Stockholders shall have requested and caused Latham & Watkins LLP, counsel for the Selling Stockholders, to have furnished to the Representatives its opinion dated the Closing Date and addressed to the Representatives, substantially in the form set forth in Exhibit H.

(d)    The Representatives shall have received from Davis Polk & Wardwell LLP, counsel for the Underwriters, such opinion or opinions and negative assurance letter, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Registration Statement, the Disclosure Package, the Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company and each Selling Stockholder shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(e)    The Company shall have furnished to the Representatives a certificate of the Company, executed on its behalf by the principal executive officer and the principal financial officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package, any Issuer Free Writing Prospectus, any Preliminary Prospectus, the Prospectus and any amendment or supplement thereto, and this Agreement and that:

(i)    the representations and warranties of the Company in this Agreement are true and correct in all material respects, or, if already qualified by materiality, are true and correct, on and as of the Closing Date with the same effect as if made on the Closing Date, and the Company has complied in all material respects with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii)    no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and

(iii)    since the date of the most recent financial statements included in the Disclosure Package and the Prospectus (exclusive of any supplement thereto), there has been no material adverse change or any development involving a prospective material adverse change in or affecting the earnings, business, prospects, management, properties, assets, operations or condition (financial or otherwise) of the Company and its subsidiaries taken as a whole, whether or not occurring in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(f)    Each Selling Stockholder shall have furnished to the Representatives a certificate, executed on its behalf by an authorized officer of such Selling Stockholder, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package, any Issuer Free Writing Prospectus, any Preliminary Prospectus, the Prospectus, and any amendment or supplement thereto and this Agreement and that the representations and warranties of such Selling Stockholder in this Agreement are true and correct in all material respects, or, if already qualified by materiality, are true and correct, on and as of the Closing Date to the same effect as if made on the Closing Date and that the Selling Stockholder has complied in all material respects with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date.

(g)    The Representatives shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance reasonably satisfactory to the Underwriters, from Ernst & Young LLP, an independent registered public accounting firm with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Disclosure Package and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than three business days prior to such Closing Date.

(h)    The Representatives shall have received, on each of the date hereof and the Closing Date, a certificate of the Company, executed on its behalf by the principal financial officer of the Company, substantially in the form agreed with the Representatives.

(i)    Subsequent to the Applicable Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (g) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business, prospects or properties of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

(j)    The Securities shall have been listed and admitted and authorized for trading on the NASDAQ Global Select Market, and satisfactory evidence of such actions shall have been provided to the Representatives.

(k)    On or before the date hereof, the Company shall have furnished to the Representatives lock-up agreements substantially in the form of Exhibit A hereto from each officer and director of the Company and all Company stockholders, including the Selling Stockholders, and other equity holders of the Company including holders of stock options and other equity awards, and such lock-up letters shall be in full force and effect on the Closing Date.

(l)    The Company will deliver to each Underwriter, on or before the Closing Date, (i) a certificate with respect to the Company’s status as a “United States real property holding corporation,” dated not more than thirty (30) days prior to the Closing Date, as described in Treasury Regulations Sections 1.897-2(h) and 1.1445-2(c)(3), and (ii) proof of delivery to the Internal Revenue Service of the required notice, as described in Treasury Regulations Section 1.897-2(h)(2).

(m)    Each Selling Stockholder will deliver to the Representatives prior to or at the Closing Date a properly completed and executed Internal Revenue Service Form W-9 or Form W-8, as appropriate, together with all required attachments to such form.

(n)    The several obligations of the Underwriters to purchase Option Securities hereunder are subject to the delivery to the Representatives on the applicable settlement date of the following:

(i)    (A) an opinion and negative assurance letter of Latham & Watkins LLP, counsel for the Company; (B) an opinion of Snell & Wilmer L.L.P., special counsel to the Company; and (C) an opinion of Hogan Lovells US LLP, special regulatory counsel to the Company, in each case, dated the settlement date, relating to the Option Securities to be purchased on such settlement date and otherwise to the same effect as the opinions and negative assurance letter required by Section 6(b) hereof;

(ii)    an opinion of Latham & Watkins LLP, counsel for the Selling Stockholders, dated the settlement date, relating to the Option Securities to be purchased on such settlement date and otherwise to the same effect as the opinion required by Section 6(c) hereof;

(iii)    an opinion and negative assurance letter of Davis Polk & Wardwell LLP, counsel for the Underwriters, dated the settlement date, relating to the Option Securities to be purchased on such settlement date and otherwise to the same effect as the opinion required by Section 6(d) hereof;

(iv)    a certificate of the Company, dated the settlement date and executed on behalf of the Company by the principal executive officer and the principal financial officer of the Company, confirming that the certificate delivered on the Closing Date pursuant to Section 6(e) hereof remains true and correct as of such settlement date;

(v)    a certificate, dated the settlement date, from each Selling Stockholder, executed on behalf of such Selling Stockholder by an authorized officer of such Selling Stockholder, confirming that the certificate delivered on the Closing Date pursuant to Section 6(f) hereof remains true and correct as of such settlement date.

(vi)    a letter dated the settlement date, in form and substance satisfactory to the Underwriters, from Ernst & Young LLP, an independent registered public accounting firm, substantially in the same form and substance as the letter furnished to the Underwriters pursuant to Section 6(g) hereof; provided that the letter delivered on the settlement date shall use a “cut-off date” not earlier than three business days prior to such settlement date;

(vii)    a certificate of the Company, dated the settlement date and executed on behalf of the Company by the principal financial officer of the Company, confirming that the certificate delivered on the Closing Date pursuant to Section 6(h) hereof remains true and correct as of such settlement date; and

(viii)    the Company will deliver to each Underwriter, on or before the settlement date a certificate in form and substance as described in Section 6(l) dated not more than thirty (30) days prior to the settlement date together with proof of delivery to the Internal Revenue Service.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date or the applicable settlement date by the Representatives. Notice of such cancellation shall be given to the Company and each Selling Stockholder in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the place that you designate on the Closing Date or the applicable settlement date.

7.    Reimbursement of Underwriters’ Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 9 or 10 hereof or because of any refusal, inability or failure on the part of the Company or any Selling Stockholders to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through the Representatives on demand for all documented out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been reasonably incurred by them in connection with the proposed purchase and sale of the Securities. If this Agreement is terminated pursuant to Section 9 by reason of the default of one or more Underwriters, neither the Company nor any Selling Stockholder shall be obligated to reimburse any defaulting Underwriter for any such expenses. If the Company is required to make any payments to the Underwriters under this Section 7 because of any Selling Stockholder’s refusal, inability or failure to satisfy any condition to the obligations of the Underwriters set forth in Section 6, the Selling Stockholders shall reimburse the Company on demand for all amounts so paid pro rata in proportion to the percentage of Securities to be sold by each.

8.    Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter, each person who controls any Underwriter within the meaning of either the

Act or the Exchange Act, and each affiliate of any Underwriter within the meaning of the Act against any and all losses, claims, damages or liabilities (including, without limitation, any documented out-of-pocket legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities or in any amendment thereof, or in any Preliminary Prospectus, the Prospectus, or any Issuer Free Writing Prospectus or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with the written information set forth in clauses (i) through (iii) of Section 8(c) furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b)    Each Selling Stockholder severally agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, each Underwriter, the directors, officers, employees, affiliates and agents of each Underwriter and each person who controls the Company or any Underwriter within the meaning of either the Act or the Exchange Act and each other Selling Stockholder, if any, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information furnished to the Company by or on behalf of such Selling Stockholder specifically for inclusion in the documents referred to in the foregoing indemnity. The Company and the Selling Stockholders may agree, as among themselves and without limiting the rights of the Underwriters under this Agreement, as to the respective amounts of such liability for which they each shall be responsible. This indemnity agreement will be in addition to any liability which any Selling Stockholder may otherwise have.

(c)    Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company and each Selling Stockholder, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company or such Selling Stockholder within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. Each of the Company and each Selling Stockholder acknowledges that the statements set forth in (i) the list of Underwriters and their respective participation in the sale of the Securities, (ii) the sentences related to concessions and reallowances and (iii) the paragraph related to stabilization and syndicate covering transactions in the fourteenth paragraph under the heading “Underwriting” in any Preliminary Prospectus and the Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Issuer Free Writing Prospectus, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto.

(d)    Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a), (b) or (c) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a), (b) or (c) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent: (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include an admission of fault.

(e)    In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company, the Selling Stockholders and the Underwriters agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Company, one or more of the Selling Stockholders and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company, by the Selling Stockholders and by the Underwriters from the offering of the Securities. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company, the Selling Stockholders and the Underwriters shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company, of the Selling Stockholders and of the Underwriters in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company and by the Selling Stockholders shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by each of them, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company or the Selling Stockholders, on the one hand, or the Underwriters, on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (e), in no event shall any Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee, affiliate and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (e).

(f)    The liability of each Selling Stockholder under Sections 8(b) and 8(e) shall not in any event exceed an amount equal to the total net cash proceeds (after deducting underwriting discounts and commissions, but before deducting expenses) from the sale of the Securities sold by such Selling Stockholder to the Underwriters pursuant to this Agreement at the initial public offer price as set forth in the table on the cover page of the Prospectus.

9.    Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter, the Selling Stockholders or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company, the Selling Stockholders and any nondefaulting Underwriter for damages occasioned by its default hereunder.

10.    Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such delivery and payment: (i) trading in the Company’s Common Stock shall have been suspended by the Commission or on any exchange or in any over-the-counter market (ii) trading in securities generally shall have been suspended or limited on any of the New York Stock Exchange or the NASDAQ Global Market, or minimum prices shall have been established on any of such exchanges, (iii) a banking moratorium shall have been declared either by Federal or New York State authorities, (iv) there shall have occurred a material disruption in commercial banking or securities settlement or clearance services or (v) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by any Preliminary Prospectus or the Prospectus (exclusive of any amendment or supplement thereto).

11.    Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities, rights of contribution and other statements of the Company or its officers, of each Selling Stockholder and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, any Selling Stockholder or the Company or any of the

officers, directors, employees, agents, affiliates or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

12.    Notices. All communications hereunder will be in writing and effective only on receipt, and (a) if sent to the Representatives, will be mailed, delivered or telefaxed to (i) Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013 Attention: General Counsel, facsimile number 1-646-291-1469; (ii) Deutsche Bank Securities Inc., 60 Wall Street, 2nd Floor, New York, New York 10005, Attention: Equity Capital Markets – Syndicate Desk, fax: (212) 797-9344 , with a copy to Deutsche Bank Securities Inc., 60 Wall Street, 36th Floor, New York, New York 10005, Attention: General Counsel, fax: (212) 797-4564; (iii) Evercore Group L.L.C. 55 East 52nd Street, New York, New York 10055, Attention: Jeff Rosichan; and (iv) J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179 (fax: (212) 622-8358); Attention: Equity Syndicate Desk; and (b) if sent to the Company, will be mailed or delivered to and confirmed to it at Frontier Group Holdings, Inc., 7001 Tower Road, Denver, CO 80249, Attention: General Counsel; or if sent to any Selling Stockholder, will be mailed, delivered or telefaxed and confirmed to it at the address set forth in Schedule II hereto.

13.    Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

14.    No fiduciary duty. Each of the Company and each Selling Stockholder hereby acknowledges that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company or Selling Stockholder, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Company or any Selling Stockholder and (c) the Company’s engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, each of the Company and each Selling Stockholder agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company or any Selling Stockholder on related or other matters). Each of the Company and each Selling Stockholder agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company or such Selling Stockholder, as the case may be, in connection with such transaction or the process leading thereto.

15.    Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Selling Stockholders and the Underwriters, or any of them, with respect to the subject matter hereof.

16.    Applicable Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

17.    Waiver of Jury Trial. Each of the Company and the Selling Stockholders hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

18.    Submission to Jurisdiction. Each of the Company and the Selling Stockholders hereby submit to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. Each of the Company and the Selling Stockholders waive any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding in such courts. Each of the Company and the Selling Stockholders agree that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Company and each Selling Stockholder, as applicable, and may be enforced in any court to the jurisdiction of which Company and each Selling Stockholder, as applicable, is subject by a suit upon such judgment.

19.    Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

20.    Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

21.    Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Applicable Time” shall mean [●] [A/P].M., New York City time, on [●], 20[    ].

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

“Disclosure Package” shall mean (i) the Preliminary Prospectus that is generally distributed to investors and used to offer the Securities, (ii) the Issuer Free Writing Prospectuses, if any, identified in Schedule III hereto and (iii) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or becomes effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433 under the Act, and includes, for the avoidance of doubt, a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission.

“Preliminary Prospectus” shall mean any preliminary prospectus referred to in paragraph 1(i)(a) above and any preliminary prospectus included in the Registration Statement at the Effective Date that omits Rule 430A Information.

“Prospectus” shall mean the prospectus relating to the Securities that is first filed pursuant to Rule 424(b) after the Applicable Time.

“Registration Statement” shall mean the registration statement referred to in paragraph 1(i)(a) above, including exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430A, as amended at the Applicable Time and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be.

“Rule 158”, “Rule 163”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430A” and “Rule 433” refer to such rules under the Act.

“Rule 430A Information” shall mean information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

“Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in paragraph 1(i)(a) above.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, the Selling Stockholder(s) and the several Underwriters.

Very truly yours,

Frontier Group Holdings, Inc.

By:
Name:
Title:

[Selling Stockholder]

By:
Name:
Title:

[Selling Stockholder]

By:
Name:
Title:

[Signature Page to Underwriting Agreement]

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

Citigroup Global Markets Inc. Deutsche Bank Securities Inc. Evercore Group L.L.C. J.P. Morgan Securities LLC

By:	Citigroup Global Markets Inc.

By:
Name:
Title:

By:	Deutsche Bank Securities Inc.

By:
Name:
Title:

By:	Evercore Group L.L.C.

By:
Name:
Title:

By:	J.P. Morgan Securities LLC

By:
Name:
Title:

For themselves and the other several Underwriters named in Schedule I to the foregoing Agreement.

[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriters	Number of Underwritten Securities to be Purchased
Citigroup Global Markets Inc.
Deutsche Bank Securities Inc.
Evercore Group L.L.C.
J.P. Morgan Securities LLC
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Barclays Capital Inc.
Cowen and Company, LLC
Credit Suisse Securities (USA) LLC
Goldman Sachs & Co. LLC
Raymond James & Associates, Inc.
UBS Securities LLC

Total:

SCHEDULE II

Selling Stockholders	Number of Underwritten Securities to be Sold	Maximum Number of Option Securities to be Sold
[name]
[address, fax no.]
[name]
[address, fax no.]

Total:

SCHEDULE III

Schedule of Free Writing Prospectuses included in the Disclosure Package

EXHIBIT A

FORM OF LOCK-UP AGREEMENT

Frontier Group Holdings, Inc.

Public Offering of Common Stock

                    , 2017

Citigroup Global Markets Inc.

Deutsche Bank Securities Inc.

Evercore Group L.L.C.

J.P. Morgan Securities LLC

As Representatives of the several Underwriters,

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

c/o Deutsche Bank Securities Inc.

60 Wall Street

New York, New York 10005

c/o Evercore Group L.L.C.

55 East 52nd Street

New York, New York 10055

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Ladies and Gentlemen:

This letter is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”), among Frontier Group Holdings, Inc., a Delaware corporation (the “Company”), certain selling stockholders and each of you as representatives (the “Representatives”) of a group of underwriters (the “Underwriters”) named therein, relating to an underwritten public offering of Common Stock, $0.001 par value (the “Common Stock”), of the Company (the “Offering”).

In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of Citigroup Global Markets Inc. (“Citigroup”), Deutsche Bank Securities Inc. (“Deutsche Bank”), Evercore Group L.L.C. (“Evercore”) and J.P. Morgan Securities LLC (“J.P. Morgan” and, together with Citigroup, Deutsche Bank and Evercore, the “Lock-up Agents”), offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition

(whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any shares of capital stock of the Company or any securities convertible into, or exercisable or exchangeable for, such capital stock, or publicly announce an intention to effect any such transaction, for a period from the date of the preliminary prospectus relating to the Offering that first includes a price range on the cover until (and including) the date that is 180 days after the date of the Underwriting Agreement (the “lock-up period”).

Notwithstanding the foregoing, the undersigned may transfer shares of Common Stock (or any securities convertible into, exercisable for, or exchangeable for Common Stock):

(i)	as a bona fide gift or gifts; provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein;

(ii)	to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned; provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein;

(iii)	to any third party granted an interest in the undersigned’s will or under the laws of descent; provided that such grantee agrees to be bound in writing by the restrictions set forth herein;

(iv)	in transactions relating to shares of Common Stock acquired by the undersigned in open market transactions after the completion of the Offering; provided that no public announcements or filings by any party under the Exchange Act, the Securities Act of 1933, as amended (the “Securities Act”), or otherwise shall be required or shall be voluntarily made in connection with such transfer or distribution;

(v)

if the undersigned is a corporation, business trust, association, limited liability company, partnership, limited liability partnership or other entity (individually, an “Entity”), to any Entity which is directly or indirectly controlled by, or is under common control with, the undersigned; provided that it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding such securities subject to the provisions of this lock-up agreement and there shall be no further transfer of such securities except in accordance with this lock-up agreement; provided further that no public announcements or filings by any party under the Exchange Act (other than any required filings on Form 5, provided that such Form 5 filings clearly indicate in the footnotes thereto an explanation of the type of transaction giving rise to the change in ownership and that the footnotes thereto also indicate that the securities so transferred or distributed are subject to a lock-up agreement with the Underwriters of the Offering), the Securities Act or otherwise shall be required or shall be voluntarily made in connection with such transfer or distribution; provided further that the undersigned shall provide the Representatives at least two business days’ prior written notice of any such transaction, transfer or other disposition permitted under this clause (v) that would require a filing on Form 5 but would not require any other filing under the Exchange Act, the Securities Act or otherwise and would not require any other public announcement;

(vi)	if such transfers by the undersigned are sales of Common Stock in the Offering through the Underwriters pursuant to the Underwriting Agreement;

(vii)	in connection with the exercise of stock options or other similar awards granted pursuant to the Company’s equity incentive plans described in the prospectus relating to the Offering (each, a “Company Equity Plan”) solely for cash; provided that the restrictions set forth herein shall apply to any of the shares of Common Stock (or any securities convertible into, exercisable for, or exchangeable for Common Stock) issued to the undersigned upon such exercise; provided further that any public report or filing required to be made under Section 16(a) of the Exchange Act shall clearly indicate in the footnotes thereto that the filing relates to the exercise of a stock option or similar award, that no shares were sold by the reporting person and that the shares received upon exercise of the stock option or similar award are subject to a lock-up agreement with the Underwriters of the Offering; provided further that no other public announcement shall be required or shall be voluntarily made in connection with such exercise;

(viii)	in connection with the withholding of shares of Common Stock (or any securities convertible into, exercisable for, or exchangeable for Common Stock) by the Company or sale of such shares or securities by the undersigned to the Company pursuant to a vesting event of stock options or other similar awards granted pursuant to a Company Equity Plan to cover tax withholding obligations of the undersigned or the payment of taxes due by the undersigned in connection with the vesting event; provided that any public report or filing required to be made under Section 16(a) of the Exchange Act shall clearly indicate in the footnotes thereto that the purpose of such transfer is to cover such tax withholding obligations or the payment of taxes due in connection with the vesting event and that no other shares were sold; provided further that no other public announcement shall be required or shall be voluntarily made in connection with such vesting;

(ix)

in connection with the transfer of shares of Common Stock (or any securities convertible into, exercisable for, or exchangeable for Common Stock) to the Company upon the exercise of stock options or other similar awards granted pursuant to a Company Equity Plan on a “cashless” or “net exercise” basis

(which, for the avoidance of doubt shall not include “cashless” exercise programs involving a broker or other third party); provided that the restrictions set forth herein shall apply to any of the shares issued to the undersigned upon such exercise; provided further that any public report or filing required to be made under Section 16(a) of the Exchange Act shall clearly indicate in the footnotes thereto that the filing relates to the “cashless” or “net” exercise of a stock option, that no other shares were sold by the reporting person and that the shares received upon exercise of the stock option are subject to a lock-up agreement with the Underwriters of the Offering; provided further that no other public announcement shall be required or shall be voluntarily made in connection with such exercise; or

(x)	by operation of law or court order pursuant to a domestic relations order or a negotiated divorce settlement; provided that the recipient agrees to be bound in writing by the restrictions set forth herein; provided further that any public report or filing required to be made under Section 16(a) of the Exchange Act shall clearly indicate in the footnotes thereto that such transfer is pursuant to such court order or settlement and that the shares are subject to a lock-up agreement with the Underwriters of the Offering; provided further that no other public announcement shall be required or shall be voluntarily made in connection with such exercise;

provided that:

(A)	in the case of any transfer or distribution pursuant to each of the clauses (i) or (ii) above, no public announcements or filings (other than any required filings on Form 5, provided that such Form 5 filings clearly indicate in the footnotes thereto an explanation of the type of transaction giving rise to the change in ownership and that the footnotes thereto also indicate the securities so transferred or distributed are subject to a lock-up agreement with the Underwriters of the Offering) by any party under the Exchange Act, the Securities Act, or otherwise shall be required or shall be voluntarily made in connection with such transfer or distribution;

(B)	in the case of any transfer or distribution pursuant to each of the clauses (i), (ii), (iii) or (v) above, such transfer or distribution shall not involve a disposition for value; and

(C)	in the event of any transfer or distribution for which a public filing under Section 16(a) of the Exchange Act or any other public filing or announcement is permitted hereunder, the undersigned covenants and agrees to give the Representatives written notice at least one business day (which, for the avoidance of doubt, shall be at least a twenty-four (24) hour period) before such transaction and such filing or announcement.

The undersigned shall, during the lock-up period, be entitled to establish a 10b5-1 plan, or amend an existing plan, to provide for the sale of shares of Common Stock pursuant to the terms and conditions of such plan, provided that no sale of shares of

Common Stock under such plan shall be allowed until after the expiration of the lock-up period and the establishment of such plan does not require or result in any public announcement or filing being made during the lock-up period.

For purposes of this lock-up agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

If the undersigned is an officer or director of the Company, (1) the Lock-up Agents agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of shares of Common Stock, the Lock-up Agents will notify the Company of the impending release or waiver, and (2) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by the Lock-up Agents hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.

In addition, the undersigned agrees that, without the prior written consent of the Lock-up Agents, it will not, during the lock-up period, make any demand for, or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock; provided, however, that the foregoing restriction shall not apply to any such demand or exercise that does not result in a public announcement during the lock-up period. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions. The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns. Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to the Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing restrictions shall be equally applicable to any issuer-directed shares of Common Stock the undersigned may purchase in the Offering.

Notwithstanding anything herein to the contrary, this lock-up agreement shall automatically terminate, and the undersigned shall be released from its obligations hereunder upon the earliest to occur, if any, of (a) September 30, 2017, in the event that the Underwriting Agreement has not been executed by such date, (b) the date that the registration statement with respect to the Offering is withdrawn by the Company, (c) the date the Company notifies the Lock-up Agents in writing prior to the date of execution of the Underwriting Agreement that it does not intend to proceed with the Offering, or (d) the date the Underwriting Agreement (other than the provisions thereof that survive termination) shall terminate or be terminated prior to payment for and delivery of the shares of Common Stock to be sold thereunder.

(Signature page follows)

Yours very truly,

IF AN INDIVIDUAL:		IF AN ENTITY:

By:
	(duly authorized signature)	(please print complete name of entity)

Name:		By:
	(please print full name)	(duly authorized signature)

Name:
(please print full name)

Title:
(please print full title)

Address:		Address:

E-mail:		E-mail:

[Signature Page to Lock-Up Agreement]

EXHIBIT B

FORM OF PRESS RELEASE

Frontier Group Holdings, Inc.

[Date]

Frontier Group Holdings, Inc. (the “Company”) announced today that Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Evercore Group L.L.C. and J.P. Morgan Securities LLC, the lead bookrunners in the Company’s recent public sale of [            ] shares of common stock, are [waiving] [releasing] a lock-up restriction with respect to [            ] shares of the Company’s common stock held by [certain officers or directors] [an officer or director] of the Company. The [waiver] [release] will take effect on [            ], 20[    ], and the shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

B-1

EXHIBIT C

FORM OF LOCK-UP WAIVER

Frontier Group Holdings, Inc.

Public Offering of Common Stock

                    , 20

[Name and Address of

Officer or Director

Requesting Waiver]

Dear Mr./Ms. [Name]:

This letter is being delivered to you in connection with the offering by Frontier Group Holdings, Inc. (the “Company”) of [            ] shares of common stock, $0.001 par value per share (the “Common Stock”), of the Company and the lock-up letter dated [            ], 20[    ] (the “Lock-up Letter”), executed by you in connection with such offering, and your request for a [waiver] [release] dated [    ], 20[    ], with respect to [            ] shares of Common Stock (the “Shares”).

Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Evercore Group L.L.C. and J.P. Morgan Securities LLC hereby agree to [waive] [release] the transfer restrictions set forth in the Lock-up Letter, but only with respect to the Shares, effective [            ], 20[    ]; provided, however, that such [waiver] [release] is conditioned on the Company announcing the impending [waiver] [release] by press release through a major news service at least two business days before effectiveness of such [waiver] [release]. This letter will serve as notice to the Company of the impending [waiver] [release].

Except as expressly [waived] [released] hereby, the Lock-up Letter shall remain in full force and effect.

[Signature page follows.]

C-1

Yours very truly,

Citigroup Global Markets Inc. Deutsche Bank Securities Inc. Evercore Group L.L.C. J.P. Morgan Securities LLC

By:	Citigroup Global Markets Inc.

By:
Name:
Title:

By:	Deutsche Bank Securities Inc.

By:
Name:
Title:

By:	Evercore Group L.L.C.

By:
Name:
Title:

By:	J.P. Morgan Securities LLC

By:
Name:
Title:

cc:	Company

[Signature Page to Lock-up Waiver]

EXHIBIT D

FORM OF COMPANY COUNSEL OPINION

EXHIBIT E

FORM OF COMPANY COUNSEL NEGATIVE ASSURANCE LETTER

EXHIBIT F

FORM OF COMPANY LOCAL COUNSEL OPINION

EXHIBIT G

FORM OF COMPANY REGULATORY COUNSEL OPINION

EXHIBIT H

FORM OF SELLING STOCKHOLDER COUNSEL OPINION